EXHIBIT 99.2

CytRx Corporation Announces Reverse Stock Split

Shares of Common Stock Will Begin Trading on a Post-Split Basis on November 1, 2017

LOS ANGELES, October 31, 2017 -- CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced the previously disclosed 1-for-6 reverse stock split of its issued and outstanding common stock will become effective as of the commencement of trading on Wednesday, November 1, 2017 (the "Effective Time").  The split-adjusted shares of CytRx's common stock will continue trading on the Nasdaq Capital Market under the Company's existing symbol "CYTR."  A new CUSIP number of 232828608 has been assigned to the Company's common stock as a result of the reverse split.
The reverse stock split will reduce the number of shares of common shares outstanding from approximately 165.8 million to approximately 27.6 million upon commencement of trading on the Effective Date. Authorized shares will also be proportionally reduced from 250 million to approximately 41.7 million, and the preferred stock will be reduced from 5 million shares to approximately 0.8 million shares. The reverse stock split affects all issued and outstanding shares of the Company's Common Stock immediately prior to the Effective Time of the reverse stock split.
At a Special Meeting of Stockholders held on October 27, 2017, the Company's stockholders approved a proposal authorizing the Company to amend its certificate of incorporation and enact a 1-for-6 reverse stock split of the Company's issued and outstanding shares.
American Stock Transfer and Trust Company, CytRx's transfer agent, will  instruct certificate shareholders on the exchange process once the reverse stock split takes effect. Shareholders holding their shares in book-entry form or in brokerage accounts need not take any action in conection with the reverse stock split. Beneficial holders are encouraged to contact their bank, broker or custodian with any procedural questions. No fractional shares will be issued.  Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by 6, will automatically receive one whole share of Common Stock in lieu of the fractional share.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical company specializing in research and clinical development of novel anti-cancer drug candidates that employ linker technologies to enhance the accumulation and release of drug at the tumor. Aldoxorubicin, CytRx's most advanced drug conjugate, is an improved version of the widely used chemotherapeutic agent doxorubicin and has been out-licensed to NantCell, Inc.  CytRx is also rapidly expanding its pipeline of ultra-high potency oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of potential breakthrough anti-cancer therapies.

Forward-Looking Statements

This press release contains forward-looking statements. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks and uncertainties relating to plans for regaining compliance with the Nasdaq rules and higher share price of our common stock; the ability of NantCell, Inc., to obtain regulatory approval for its products that use aldoxorubicin; the ability of NantCell, Inc., to manufacture and commercialize products or therapies that use aldoxorubicin; the amount, if any, of future milestone and royalty payments that we may receive from NantCell, Inc.; our ability to develop new ultra-high potency drug candidates based on our LADRTM technology platform; and other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Argot Partners
Michelle Carroll
(212) 600-1902
michelle@argotpartners.com